FORM OF AMENDMENT NO. 2

TO FUND ADMINISTRATION, SERVICING

AND ACCOUNTING AGREEMENT

This AMENDMENT NO. 2 is made as of the 30th day of September 2020, to the Fund Administration, Servicing and Accounting Agreement dated July 1, 2019, as amended, between VICTORY CAPITAL MANAGEMENT INC., a corporation organized under the laws of the State of Delaware and having a place of business in San Antonio, Texas (the "Victory Capital"), and USAA MUTUAL FUNDS TRUST, a statutory trust organized under the laws of the State of Delaware and having a place of business in San Antonio, Texas (the "Trust").

Victory Capital and the Trust agree to modify and amend the Fund Administration, Servicing and Accounting Agreement described above (the "Agreement") as follows:

1.EXHIBIT A. In order to reflect the addition of Class Z shares to the USAA Tax Exempt Intermediate-Term, USAA Tax Exempt Long-Term, USAA Tax Exempt Short-Term, and USAA Income Funds, which will pay no separate fee for services provided under the Agreement, Exhibit A to the Agreement, setting forth the fees payable to Victory Capital with respect to each of the Trust's series, is hereby replaced in its entirety by Exhibit A attached hereto.

2.RATIFICATION. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, Victory Capital and the Trust have caused this Amendment No. 2 to be executed as of the date first set forth above.

VICTORY CAPITAL MANAGEMENT INC.	USAA MUTUAL FUNDS TRUST
By: _______________________________________	By: ____________________________
Name: Michael D. Policarpo	Name: Christopher K. Dyer
Title: President, Chief Financial Officer and Chief	Title: President
Administrative Officer

EXHIBIT A

LISTING OF FUNDS AND FEES

NAME OF FUND	FEE RATE
Aggressive Growth Fund	0.15%
Aggressive Growth Fund – Institutional Shares	0.10%
Capital Growth Fund	0.15%
Capital Growth Fund – Institutional Shares	0.10%
California Bond Fund	0.15%
California Bond Fund – Class A	0.15%
California Bond Fund – Institutional Shares	0.10%
Cornerstone Conservative Fund	0.00%
Cornerstone Moderately Conservative Fund	0.15%
Cornerstone Moderate Fund	0.15%
Cornerstone Moderately Aggressive Fund	0.15%
Cornerstone Aggressive Fund	0.15%
Cornerstone Equity Fund	0.00%
Emerging Markets Fund	0.15%
Emerging Markets Fund – Class A	0.15%
Emerging Markets Fund – Institutional Shares	0.10%
Extended Market Index Fund	0.15%
Global Equity Income Fund	0.15%
Global Equity Income Fund – Institutional Shares	0.10%
Global Managed Volatility Fund	0.15%
Global Managed Volatility Fund – Institutional Shares	0.05%
Government Securities Fund	0.15%
Government Securities Fund – Class A	0.15%
Government Securities Fund – Institutional Shares	0.10%
Government Securities Fund – R6 Shares	0.05%
Growth & Income Fund	0.15%
Growth & Income Fund – Class A	0.15%
Growth & Income Fund – Institutional Shares	0.10%
Growth and Tax Strategy Fund	0.15%
Growth and Tax Strategy Fund – Class A	0.15%
Growth and Tax Strategy Fund – Class C	0.15%
Growth and Tax Strategy Fund – Institutional Shares	0.10%
Growth Fund	0.15%
Growth Fund – Institutional Shares	0.10%
High Income Fund	0.15%
High Income Fund – Class A	0.15%
High Income Fund – Institutional Shares	0.10%
High Income Fund – R6 Shares	0.05%
Income Stock Fund	0.15%
Income Stock Fund – Institutional Shares	0.10%
Income Stock Fund – R6 Shares	0.05%
Income Fund	0.15%
Income Fund – Class A	0.15%

A-1

Income Fund – Class C	0.15%
Income Fund – Institutional Shares	0.10%
Income Fund – R6 Shares	0.05%
Income Fund – Class Z Shares	0.00%
Intermediate-Term Bond Fund	0.15%
Intermediate-Term Bond Fund – Class A	0.15%
Intermediate-Term Bond Fund – Class C	0.15%
Intermediate-Term Bond Fund – Institutional Shares	0.10%
Intermediate-Term Bond Fund R6 Shares	0.05%
International Fund	0.15%
International Fund – Class A	0.15%
International Fund – Institutional Shares	0.10%
International Fund – R6 Shares	0.05%
Managed Allocation Fund	0.05%
Money Market Fund	0.10%
Nasdaq-100 Index Fund	0.15%
Nasdaq-100 Index Fund – Class A	0.15%
Nasdaq-100 Index Fund – Class C	0.15%
Nasdaq-100 Index Fund – Institutional Shares	0.10%
Nasdaq-100 Index Fund – R6 Shares	0.05%
New York Bond Fund	0.15%
New York Bond Fund – Class A	0.15%
New York Bond Fund – Institutional Shares	0.10%
Precious Metals and Minerals Fund	0.15%
Precious Metals and Minerals Fund – Class A	0.15%
Precious Metals and Minerals Fund – Institutional Shares	0.10%
500 Index Fund	0.06%
500 Index Fund Reward Shares	0.06%
Science & Technology Fund	0.15%
Science & Technology Fund – Class A	0.15%
Short-Term Bond Fund	0.15%
Short-Term Bond Fund – Class A	0.15%
Short-Term Bond Fund – Institutional Shares	0.10%
Short-Term Bond Fund – R6 Shares	0.05%
Small Cap Stock Fund	0.15%
Small Cap Stock Fund – Institutional Shares	0.10%
Target Managed Allocation Fund	0.05%
Target Retirement Income Fund	0.00%
Target Retirement 2020 Fund	0.00%
Target Retirement 2030 Fund	0.00%
Target Retirement 2040 Fund	0.00%
Target Retirement 2050 Fund	0.00%
Target Retirement 2060 Fund	0.00%
Tax Exempt Intermediate-Term Fund	0.15%
Tax Exempt Intermediate-Term Fund – Class A	0.15%
Tax Exempt Intermediate-Term Fund – Institutional Shares	0.10%
Tax Exempt Intermediate-Term Fund – Class Z Shares	0.00%
Tax Exempt Long-Term Fund	0.15%
Tax Exempt Long-Term Fund – Class A	0.15%

A-2

Tax Exempt Long-Term Fund – Institutional Shares	0.10%
Tax Exempt Long-Term Fund – Class Z Shares	0.00%
Tax Exempt Money Market Fund	0.10%
Tax Exempt Short-Term Fund	0.15%
Tax Exempt Short-Term Fund – Class A	0.15%
Tax Exempt Short-Term Fund – Institutional Shares	0.10%
Tax Exempt Short-Term Fund – Class Z Shares	0.00%
Treasury Money Market Trust	0.10%
Ultra Short-Term Bond Fund	0.15%
Ultra Short-Term Bond Fund – Class A	0.15%
Ultra Short-Term Bond Fund – Institutional Shares	0.10%
Ultra Short-Term Bond Fund – R6 Shares	0.05%
Value Fund	0.15%
Value Fund – Class A	0.15%
Value Fund – Institutional Shares	0.10%
Virginia Bond Fund	0.15%
Virginia Bond Fund – Institutional Shares	0.10%
World Growth Fund	0.15%
World Growth Fund – Class A	0.15%
World Growth Fund – Institutional Shares	0.10%

Dated: September 30, 2020

(a)The Trust shall pay Victory Capital a fee for each Fund, payable monthly in arrears, computedas a percentage of the average net assets of the Fund for such month at the rate set forth in this Exhibit.

(b)The "average net assets" of the Fund for any month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust, for each calendar day of such month, by (ii) the number of such days.

A-3